UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 23, 2008



                         American Telecom Services, Inc.
             (Exact name of Registrant as specified in its charter)


        Delaware                       1-32736                   77-0602480
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                                 2466 Peck Road
                       City of Industry, California 90601
                    (Address of principal executive offices)


                  Registrant's telephone number: (562) 908-1287


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01.     Notice of  Delisting  or Failure to Satisfy a  Continued  Listing
               Rule or Standard; Transfer of Listing.

Pursuant to a letter dated January 23, 2008, we received notification from the American Stock Exchange ("Amex") of its intent to strike our common stock from Amex by filing a delisting application with the Securities and Exchange Commission pursuant to Section 1009(d) of the Amex Company Guide.

The Amex notification states that the basis for this action is our failure to regain compliance with Sections 134 and 1101 of the Amex Company Guide by January 16, 2008 and our failure to submit a plan of compliance with Section 1003(a)(iv) of the Amex Company Guide by January 14, 2008. The non-compliance with Sections 134 and 1101 results from our failure to file our Annual Report on Form 10-K for the fiscal year ended June 30, 2007. Section 1003(a)(iv) concerns the delisting of the securities of a company which has sustained losses which are so substantial in relation to its overall operations that it appears questionable, in the opinion of Amex, as to whether such company will be able to continue operations and/or meet its obligations as they mature.

We have subsequently submitted a plan of compliance with Amex and intend to appeal the proposed delisting of our common stock to a Listing Qualifications Panel of Amex, in accordance with Sections 1203 and 1009(d) of the Amex Company Guide.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2008


                                             AMERICAN TELECOM SERVICES, INC.



                                             By:  /s/ August Liquori
                                                ----------------------------
                                                Name:   August Liguori
                                                Title:  President